UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

PTS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-25485 (Commission File Number)	88-0380544 (IRS Employer Identification No.)
3355 Spring Mountain Road, Suite 66 Las Vegas, Nevada (principal executive offices)	89102 (Zip Code)

(702) 797-0189
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01.     Completion of Acquisition of Assets.

Acquisition of Disability Access Consultants, Inc. On November 15, 2005, PTS, Inc. (the "Registrant") acquired 100% of the outstanding common stock of Disability Access Consultants, Inc., a California corporation pursuant to a securities exchange agreement. Under the agreement, the Registrant issued 1,000,000 shares of the it's Series E Preferred Stock to the stockholders of Disability Access Consultants, Inc., and a secured promissory note of $50,000.00 to AXIA Group, Inc. in exchange for all of the outstanding shares of common stock of Disability Access Consultants, Inc. Upon closing, Barbara Thorpe, was appointed as PTS, Inc. wholly owned subsidiary, Disability Access Consultants, Inc.'s Chief Operating Officer, subject to execution of an executive employment agreement  AXIA Group, Inc. had originally agreed to acquire Disability Access Consultants, Inc. on August 19, 2005 as reported on AXIA Group, Inc.'s 8-K filed on August 19, 2005.  The Registrant has replaced AXIA Group upon the completion of this reported event.

The Business of Disability Access Consultants, Inc.

Disability Access Consultants, Inc. (DAC)  is a corporation with an extensive history of accessibility compliance consulting. DAC provides consultation to numerous state and local governmental entities and businesses.  DAC has assisted city and county governments, the Federal government, school districts, and other public entities and municipalities.  DAC has also assisted retail, commercial, recreational and corporate clients to comply with state and federal accessibility standards.   DAC has developed thousands of transition/barrier removal plans, provided consultation and expert witness services.   DAC offers both pro-active services as well as support and assistance for companies that are facing penalties and litigation for being out of compliance. DAC has assisted in litigation and has performed compliance audits for public entities and other businesses. To help companies and public entities meet the requirements of the Americans with Disabilities Act and other accessibility standards, DAC has developed  proprietary software that is a management tool to simplify and streamline the accessibility compliance process. DAC has  offices in Northern and Southern California, Florida and Oregon..

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01. In consideration of the acquisition of Disability Access Consultants, Inc., the Registrant issued 1,000,000 shares of its Series E Preferred Stock to the stockholders of Disability Access Consultants, Inc. and a secured promissory note for $50,000 to AXIA Group, Inc. in exchange for all of the outstanding shares of common stock of Disability Access Consultants, Inc. The issuance was exempt under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2005, the sole Director of PTS, Inc. Peter Chin appointed Barbara Thorpe as Chief Operating Officer of PTS, Inc.’s wholly owned subsidiary  Disability Access Consultants, Inc. subject to execution of an executive employment agreement between Ms. Thorpe and the Registrant.

Barbara Thorpe has been a director of Axia Group, Inc. since August 11, 2005. During Ms. Thorpe's twenty years of experience with a public school district, she served in the role of occupational therapist, teacher, Director of Special Education, ADA/504 Coordinator and Director of Planning and Compliance. As owner and president of Disability Access Consultants, Inc., Ms. Thorpe has assisted public entities and businesses to comply with federal and state disability laws and regulations. Her firm has conducted over 6,000 facility reviews in the past six years and provided training and software to assist with accessibility compliance. Ms. Thorpe graduated Magna Cum Laude from Colorado State University with a Bachelor's of Science in Occupational Therapy and earned her Master's degree in Administration and Supervision at University of South Florida.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 301(c) of Regulation S-B in connection with the acquisition of Disability Access Consultants, Inc. described above will be provided by an amendment to this report filed within 65 days of the date hereof.

(b) Pro forma financial information.

The pro forma financial statements required by Item 301(d) of Regulation S-B in connection with the acquisition of Disability Access Consultants, Inc. described above will be provided by an amendment to this report filed within 65 days of the date hereof.

(c) Exhibits.

    The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1	Stock Exchange Agreement by and among Barbara Thorpe, AXIA GROUP Inc& PTS, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2005	PTS, Inc.

By: /s/ Peter Chin Peter Chin, President